SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 21, 2014

Cubed, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-171371	37-1603977
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

830 South 4th Street, Las Vegas, NV 89101
(Address of principal executive offices)

Registrant’s telephone number, including area code: (808) 937-2629

_______________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement

On March 21, 2014, we entered into an Intellectual Property Purchase Agreement (the “Purchase Agreement”) with Crackpot Inc., a Nevada corporation (“Crackpot”).

Under the terms of the Purchase Agreement, we purchased Crackpot’s Get CUBED™ mobile-first platform and related intellectual property. The Get CUBED™ mobile-first platform is a cloud-based, three-dimensional functional cube that appears on the screens of mobile device owners, allowing developers and users to present complex and contextual concepts in a clear and simple manner.

The purchased intellectual property includes certain patents and trademarks applications and internet domain names as set forth in Schedules 1 and 2 of the Purchase Agreement and all improvements thereto now existing, or that Crackpot may hereafter discover (collectively, the “Intellectual Property”).

We agreed to pay Crackpot in consideration for the Intellectual Property three hundred fifty thousand dollars, payable in four (4) equal monthly payments commencing on April 15, 2014, and 2,537,455 shares of our common stock, to be issued and delivered within three business days of the date of execution of the Purchase Agreement. We will also be obligated to pay Crackpot ten percent (10%) of any gross revenues received from the Intellectual Property outside of the United States and its territories

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is filed with the Securities and Exchange Commission as Exhibit 9.1 to this Current Report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
9.1	Intellectual Property Purchase Agreement by and between the Company and Crackpot dated March 21, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBED, INC.

/s/ Douglas Shinasto

Douglas Shinsato
President, Chief Executive Officer

Date: March 24, 2014

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